EXHIBIT 10.3

                        BLUE SKY LOCK-UP LETTER AGREEMENT





St. Lawrence Stockholder
________________________

________________________




Dear Stockholder:

         We would like to inform you that Paragon Acquisition Company, Inc, ("Paragon"), a company in which The St. Lawrence Seaway Corporation ("St.
Lawrence")  owns 514,191  shares,  has filed a  registration  statement with the
Securities and Exchange Commission (the "Commission") registering the distribution (the "Distribution") of one share of Paragon $.01 par value Common Stock (the "Shares") and one right to subscribe for two (2) additional Shares of Paragon (the "Subscription Rights") to St. Lawrence stockholders for each share of St. Lawrence stock owned on _____, 1996 (the "Record Date"). The Distribution to St. Lawrence Stockholders is being made by St. Lawrence for the purpose of providing to St. Lawrence Stockholders an equity interest in Paragon without such Stockholder being required to contribute any cash or other capital in exchange for such equity interest. St. Lawrence Stockholders will not be required to make any payments for the Shares or Subscription Rights. In addition, the Distribution of Paragon Shares and Subscription Rights will not effect any of your rights as a Stockholder in St. Lawrence. The Distribution is more fully described in the enclosed prospectus contained in the registration statement.

         Paragon is a "blank check" company which does not yet have a specific operating business; its business purpose is to go out and acquire an operating business. Because Paragon is a "blank check" company, the securities division of __________ (the "State") will not approve the registration or an exemption from registration of the Distribution to St. Lawrence Stockholders located in the State. Consequently, although you are a holder of ______ shares of St. Lawrence as of the Record Date, St. Lawrence is not permitted to distribute to you Paragon Shares and Subscription Rights.

          Pursuant to this letter however, St. Lawrence will hold the Shares and Subscription Rights to which you would have been entitled in a separate account maintained by Continental Stock Transfer & Trust Company (the "Escrow Agent") and Paragon agrees to undertake reasonable efforts to obtain an exemption from registration of the distribution of those Shares to you. While the Shares are held in the escrow account in St. Lawrence's name, you will not be entitled to vote or direct the voting of the Shares, receive dividends or any other distributions related to the Shares or exercise any other rights incident to ownership of the Shares. St. Lawrence shall have the sole voting power and the right to receive any dividends or distributions associated with the Shares while the Shares are registered in St. Lawrence's name. St. Lawrence agrees not to sell, pledge, hypothecate or otherwise dispose of the Shares for a period of two (2) years from the date the Shares are placed into the escrow account. St. Lawrence will not exercise any Subscription Rights that are held by it subject to this Letter Agreement, and such Subscription Rights will expire if they do not become distributable to you prior to the consummation of a Business Combination, as described in the enclosed Prospectus.

         In the event St. Lawrence receives notification from Paragon that registration or an exemption has been obtained for the distribution of the Shares to you, then St. Lawrence shall instruct the Escrow Agent to prepare and replace the Shares held by St. Lawrence subject to this Letter Agreement with Paragon Shares recorded in your name and those Shares shall either: (i) be placed into the "Rule 419 Escrow Account" established by Paragon with Continental Stock Transfer & Trust Co. in accordance with the terms and conditions described in the enclosed Prospectus, or (ii) in the event all of the conditions for release of the Shares from the Rule 419 Escrow Account have been satisfied, then the Shares shall be released from the Escrow Account and delivered directly to you.

         In the event Paragon cannot obtain registration or an exemption from registration of the distribution of the Shares to you within 2 years from the date the Shares are placed into the escrow account, then St. Lawrence shall have the right, in its sole discretion and subject to the restrictions contained in the Prospectus, and applicable federal and state securities laws, to sell or otherwise dispose of the Shares. St. Lawrence agrees to remit any proceeds received from the sale or disposition of such securities to you.






         Should you have any questions regarding this letter or the terms of the Distribution described in the enclosed summary, please feel free to contact M
 .______________ at Continental Stock Transfer & Trust Company at (212) 509-4000, ext. ___or Frederick P. Callori at Lane Altman & Owens LLP, counsel to Paragon at (617) 345-9800.




                                                  The St. Lawrence Seaway
                                                  Corporation

                                                  By:__________________________
                                                  Name:________________________
                                                  Title:_______________________



         Acknowledged and agreed to by:

         Paragon Acquisition
         Company, Inc

         By:___________________________
         Name:_________________________
         Title:________________________